PROSPECTUS AND			PRICING SUPPLEMENT NO. 29
PROSPECTUS SUPPLEMENT,		Effective at 11:35 AM ET
each dated January 12, 1999	January 21, 2000
CUSIP: 24422ELS6			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,740,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			January 26, 2001

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				January 26, 2000

MATURITY DATE:				January 26, 2001

INTEREST RATE:				6.58% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Goldman Sachs & Co.
                                    has purchased the Senior Notes as
                                    principal at a price of 100% of
                                    the aggregate principal amount of
                                    the Senior Notes.




Goldman Sachs & Co.